POWER OF ATTORNEY

I, the undersigned Trustee of LKCM FUNDS, hereby severally constitute and appoint each of JACOB D. SMITH and RICHARD LENART, my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in the appropriate capacity and only for LKCM FUNDS for which I serve as Trustee, any Registration Statements on Form N-1A, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, to file the same with the Securities and Exchange Commission and the securities regulators of appropriate states and territories, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, all related requirements of the Securities and Exchange Commission and all requirements of appropriate states and territories. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

WITNESS my hand on February 27, 2007.

SIGNATURE

/s/ H. Kirk Downey
H. Kirk Downey
Chairman of the Board

/s/ J. Luther King, Jr.
J. Luther King, Jr.
Chairman of the Board

/s/ Richard J. Howell
Richard J. Howell
Chairman of the Board

/s/ Earle A. Shields, Jr.
Earle A. Shields, Jr.
Chairman of the Board